Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD SECOND QUARTER RESULTS

RECORD BASIC EPS OF $0.67 PER SHARE, UP 131.0%
RECORD HOME DELIVERIES, UP 40.4%
HOMEBUILDING GROSS MARGIN OF 23.2%, UP 130 BASIS POINTS
28.5% INCREASE IN NEW HOME ORDERS
RECORD BACKLOG $446.6 MILLION, UP 34.8%
20.0% ENDING COMMUNITY GROWTH YEAR OVER YEAR

PLANO, Texas, August 4, 2020 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its second quarter ended June 30, 2020.

Results for the Second Quarter Ended June 30, 2020:
•For the quarter ended June 30, 2020, basic net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, gross profit, net income attributable to Green Brick, and backlog reflect a record for any quarter, as detailed below.

•EPS was $0.67, a 131.0% increase compared to the quarterly earnings of $0.29 for the three months ended June 30, 2019.

•As compared to the three months ended June 30, 2019, total revenues were $232.8 million, an increase of 26.9% from $183.5 million; gross profit was $53.9 million, an increase of 33.8% from $40.3 million; and net income attributable to Green Brick was $33.6 million, an increase of 132.7% from $14.5 million.

•Residential units revenue was $228.7 million, an increase of 30.6% compared to $175.1 million for the three months ended June 30, 2019. Land and lots revenue was $4.2 million, a decrease of 50.7% compared to $8.5 million for the three months ended June 30, 2019.

•The dollar value of backlog units as of June 30, 2020 was $446.6 million, an increase of 34.8% compared to $331.3 million as of June 30, 2019.

•Average active selling communities increased from 77 communities for the quarter ended June 30, 2019 to 92 communities for the quarter ended June 30, 2020, an increase of 19.5%.

•Homes under construction increased to 1,273 as of June 30, 2020, a 4.9% increase compared to 1,214 as of June 30, 2019.

Results for the Six Months Ended June 30, 2020:
•EPS for the six months ended June 30, 2020 was $0.98, an 84.9% increase compared to earnings of $0.53 for the six months ended June 30, 2019.

•As compared to the six months ended June 30, 2019, total revenues were $446.1 million, an increase of 26.7% from $352.1 million; gross profit was $102.9 million, an increase of 36.0% from $75.6 million; and net income attributable to Green Brick was $49.6 million, an increase of 83.1% from $27.1 million.

•Residential units revenue was $419.9 million, an increase of 24.7% compared to $336.6 million for the six months ended June 30, 2019. Land and lots revenue was $26.2 million, an increase of 69.4% compared to $15.5 million for the six months ended June 30, 2019.

“Despite the challenges of operating during the COVID 19 pandemic, our Q2 2020 results are by far the best in the company’s history and continue to demonstrate the remarkable growth trajectory of the company. With Q2 2020 total revenues, EPS and ending backlog each at all-time records, we could not be more thrilled with our results. The 69% year-over-year growth in pretax-income is impressive and especially noteworthy considering that these results were achieved while reducing our net debt to total capital to 24%,” said Jim Brickman, Chief Executive Officer.

“While the current health crisis continues to loom large across the country, we are cautiously optimistic that the pro-business markets where we operate and the wide range of quality homes offered by our Team Builders will continue to drive future success. This optimism is grounded in the outstanding year-over year sales growth we witnessed in May and June of this year where each month exceeded the same month in the prior year by 52% and 82%, respectively.”

“Our sales growth was largely made possible by the success of Trophy Signature Homes,” said Rick Costello, Chief Financial Officer. “From 18 net sales in Q2 2019 in a single community, Trophy closed 122 units for $43.5 million in revenues and sold 152 units this quarter with just 8 average selling communities and is now a fully established brand in the Dallas-Ft. Worth market. Trophy expects to open 15 new selling communities by the end of 2020 with most of those openings occurring during the third quarter of 2020.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus (“COVID-19”) pandemic and the impact of governmental actions taken to combat the pandemic.

While response to the COVID-19 outbreak continues to rapidly evolve, it has led to stay-at-home orders and social distancing guidelines that have seriously disrupted activities in large segments of the economy. Throughout the pandemic, we have continued to build, close and sell homes in our markets. Initially, sales slowed significantly. For example, during the final two weeks of March and through the end of April, the impact of shelter-in-place/stay-at-home restrictions reduced our net new home sales and our home sales per community as compared to the same period in the prior year and materially increased cancellations. As a result, our net sales in April 2020 were down by 43% from April 2019. However, during May and June 2020, our sales increased strongly and, with a cancellation rate more in line with our historical experience, we saw net sales increase by 52% and 82% over May and June 2019, respectively. We believe the recovery and expansion of our sales activity is related to a variety of factors, including historically low mortgage interest rates, the participation in home ownership in increasing amounts by the millennial generation, the desire of renters to leave high density living conditions, and the relative strength of the markets in which we operate.

As we began to see increased market activity commencing in May and accelerating into June, we re-initiated much of the previously planned capital expenditures that we had placed on hold in March based on market uncertainty. Specifically, we restarted construction of unsold units, recommenced purchases of lots and land and resumed development of land to reflect the market activity. As we move into the third quarter, we continue to see growth, as evidenced by July 2020 showing a 29% increase in net sales over July 2019. We have initiated moderate product price increases to offset some cost input increases like lumber and expect to maintain our industry leading high margins. We continue to monitor our fixed costs to position us to be responsive to the changing market conditions and have delivered this growth without returning to prior overhead levels.

The length and extent of the impact of the COVID-19 pandemic on the Company’s financial performance, including the ability to execute on our future financial results, will depend on future developments, including the duration and spread of the pandemic and related government restrictions, all of which are uncertain and cannot be predicted.

More disclosures related to the COVID-19 pandemic are available in our Quarterly Report on Form 10-Q for the period ended June 30, 2020 on file with the Securities and Exchange Commission.

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2020 at 12:00 p.m. Eastern Time on Wednesday, August 5, 2020. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 1198789. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on August 5, 2020 through 11:59 p.m. Eastern Time on August 19, 2020. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 1198789.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reclassifications:
Beginning in the first quarter of 2020, the Company reclassified the allowances for option deposits and pre-acquisition costs related to option contracts from selling, general and administrative expenses to other (loss) income, net in the consolidated statements of income to conform to current year presentation. Net allowances for deposits and pre-acquisition costs totaled a gain of $1.9 million and a loss of $1.5 million for the three and six months ended June 30, 2020, respectively, compared to losses of $0.0 million and $0.5 million in the prior year periods. There was no impact on net income from the reclassification in any period.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Residential units revenue	$228,667	$175,054	$419,854	$336,642
Land and lots revenue	4,166	8,452	26,246	15,492
Total revenues	232,833	183,506	446,100	352,134
Cost of residential units	175,723	136,592	322,910	264,420
Cost of land and lots	3,215	6,633	20,326	12,067
Total cost of revenues	178,938	143,225	343,236	276,487
Total gross profit	53,895	40,281	102,864	75,647
Selling, general and administrative expenses	(25,672)	(22,457)	(52,541)	(45,523)
Change in fair value of contingent consideration	—	197	—	(257)
Equity in income of unconsolidated entities	5,174	2,697	7,739	4,543
Other income, net	2,788	738	879	2,365
Income before income taxes	36,185	21,456	58,941	36,775
Income tax expense	1,348	5,332	7,388	9,160
Net income	34,837	16,124	51,553	27,615
Less: Net income attributable to noncontrolling interests	1,190	1,664	1,989	550
Net income attributable to Green Brick Partners, Inc.	$33,647	$14,460	$49,564	$27,065

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.67	$0.29	$0.98	$0.53
Diluted	$0.66	$0.29	$0.98	$0.53
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,583	50,655	50,519	50,609
Diluted	50,692	50,724	50,669	50,665

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$43,162	$33,269
Restricted cash	8,159	4,416
Receivables	14,487	4,720
Inventory	751,121	753,567
Investments in unconsolidated entities	35,130	30,294
Right-of-use assets - operating leases	3,073	3,462
Property and equipment, net	3,994	4,309
Earnest money deposits	19,427	14,686
Deferred income tax assets, net	15,377	15,262
Intangible assets, net	665	707
Goodwill	680	680
Other assets	14,973	10,167
Total assets	$910,248	$875,539
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$28,722	$30,044
Accrued expenses	39,391	24,656
Customer and builder deposits	20,893	23,954
Lease liabilities - operating leases	3,161	3,564
Borrowings on lines of credit, net	143,875	164,642
Senior unsecured notes, net	73,527	73,406
Notes payable	4,249	—
Contingent consideration	—	5,267
Total liabilities	313,818	325,533
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	12,485	13,611
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,053,858 and 50,879,949 issued and 50,661,919 and 50,488,010 outstanding as of June 30, 2020 and December 31, 2019, respectively	511	509
Treasury stock, at cost, 391,939 and 391,939 shares as of June 30, 2020 and December 31, 2019, respectively	(3,167)	(3,167)
Additional paid-in capital	292,887	290,799
Retained earnings	285,528	235,027
Total Green Brick Partners, Inc. stockholders’ equity	575,759	523,168
Noncontrolling interests	8,186	13,227
Total equity	583,945	536,395
Total liabilities and equity	$910,248	$875,539

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change	%	2020	2019	Change	%
Home closings revenue	$226,785	$172,490	$54,295	31.5%	$416,033	$331,723	$84,310	25.4%
Mechanic’s lien contracts revenue	1,882	2,564	(682)	(26.6)%	3,821	4,919	(1,098)	(22.3)%
Residential units revenue	$228,667	$175,054	$53,613	30.6%	$419,854	$336,642	$83,212	24.7%
New homes delivered	553	394	159	40.4%	1,001	762	239	31.4%
Average sales price of homes delivered	$410.1	$437.8	$(27.7)	(6.3)%	$415.6	$435.3	$(19.7)	(4.5)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change	%	2020	2019	Change	%
Lots revenue	$3,782	$8,452	$(4,670)	(55.3)%	$25,862	$15,482	$10,380	67.0%
Land revenue	384	—	384	100%	384	10	374	3,740.0%
Land and lots revenue	$4,166	$8,452	$(4,286)	(50.7)%	$26,246	$15,492	$10,754	69.4%
Lots closed	26	58	(32)	(55.2)%	164	105	59	56.2%
Average sales price of lots closed	$145.5	$145.7	$(0.2)	(0.1)%	$157.7	$147.4	$10.3	7.0%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change	%	2020	2019	Change	%
Net new home orders	582	453	129	28.5%	1,214	898	316	35.2%
Cancellation rate	16.7%	13.7%	3.0%	21.9%	16.6%	14.1%	2.5%	17.7%
Absorption rate per average active selling community per quarter	6.3	5.9	0.4	6.8%	6.5	5.9	0.6	10.2%
Average active selling communities	92	77	15	19.5%	93	76	17	22.4%
Active selling communities at end of period	90	75	15	20.0%
Backlog	$446,573	$331,259	$115,314	34.8%
Backlog (units)	999	717	282	39.3%
Average sales price of backlog	$447.0	$462.0	$(15.0)	(3.2)%

	June 30, 2020	December 31, 2019
Lots owned
Central	3,683	4,223
Southeast	2,187	2,196
Total lots owned	5,870	6,419
Lots controlled
Central	2,332	1,410
Southeast	974	1,147
Total lots controlled	3,306	2,557
Total lots owned and controlled (1)	9,176	8,976
Percentage of lots owned	64.0%	71.5%

(1)Total lots excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2020 and 2019 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Residential units revenue	$228,667	$175,054	$419,854	$336,642
Less: Mechanic’s lien contracts revenue	(1,882)	(2,564)	(3,821)	(4,919)
Home closings revenue	$226,785	$172,490	$416,033	$331,723
Homebuilding gross margin	$52,609	$37,849	$96,266	$70,999
Homebuilding gross margin percentage	23.2%	21.9%	23.1%	21.4%

Homebuilding gross margin	52,609	37,849	96,266	70,999
Add back: Capitalized interest charged to cost of revenues	2,707	2,333	4,888	3,340
Adjusted homebuilding gross margin	55,316	$40,182	$101,154	$74,339
Adjusted homebuilding gross margin percentage	24.4%	23.3%	24.3%	22.4%

The following table presents the pre-tax income for the three and six months ended June 30, 2020 and 2019, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to Green Brick Partners, Inc.	$33,647	$14,460	$49,564	$27,065
Income tax expense attributable to Green Brick Partners, Inc.	1,398	5,216	7,386	9,010
Pre-tax income attributable to Green Brick Partners, Inc.	$35,045	$19,676	$56,950	$36,075

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and the earnings call include statements regarding (i) the Company’s strategy for growth, the drivers of that growth, and the impact on the Company’s results, (ii) the Company’s liquidity and balance sheet strategy to adapt to changing market conditions, (iii) the effects of the COVID-19 pandemic on the homebuilding industry and the Company’s results of operations, business and liquidity, including the impact on demand for new home sales, closings and cancellations, and the availability of human resources, and the steps the Company is taking to mitigate risk in response to the impact of the pandemic. and (iv) the number of new selling communities expected to open in 2020 and the timing of those openings. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in the Company’s business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) adverse impacts from general economic conditions, including as a result of the COVID-19 pandemic and the responsive actions taken by federal, state and local public health and governmental authorities, seasonality, cyclicality and competition in the homebuilding industry; (2) decreased demand for the Company’s homes or finished lots or increases in cancellations, including as a result of the COVID-19 pandemic; (3) a failure to recruit, retain or develop highly skilled and competent employees; (4) unsuccessful integration or management of acquisitions; (5) shortages of labor or raw materials or other supplies, including availability and cost of supply necessary for our homebuilding activities, and the impact of the COVID-19 pandemic on global supply chains; (6) an inability to acquire land for reasonable prices; (7) an inability to develop or sell communities; (8) government regulation risks; (9) a lack of availability or volatility of mortgage financing; (10) a severe weather event or natural disasters; (11) difficulty in obtaining sufficient capital; (12) poor relations with community residents; and (13) an increase in our debt levels or related service obligations. For a more detailed discussion of these and other risks and uncertainties applicable to the Company please see the Company’s Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755